EXHIBIT 3.2

                                     BYLAWS

                                       OF

                          GALES INDUSTRIES INCORPORATED
                            (a Delaware corporation)

                                    ARTICLE I
                                     OFFICES

      SECTION 1.01. Registered Office. The registered office of Gales Industries Incorporated (the "Corporation") in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19805. The name of the Corporation's registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

      SECTION 1.02. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

      SECTION 2.01. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

      SECTION 2.02. Annual meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before such meeting, shall be held at the time and place designated by the Board of Directors of the Corporation.

      SECTION 2.03. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, by order of the Board of Directors or by a shareholder or shareholders holding of record at least [twenty-eight percent (28%)] in the voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

      SECTION 2.04. Notice of Meetings. Notice of each meeting of the shareholders shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days but not more than sixty (60) days before the day on which the meeting is to be held. Such notice shall be given by telephone, telegraph, teletype or other form of electronic communication or by delivering a written or printed notice thereof personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address of such shareholder as it appears upon the stock record books of the Corporation, or at such other address as such shareholder shall have provided to the Corporation for such purpose. No publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting, and, in case of a special meeting, shall state the purpose or purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall waive notice thereof in the manner hereinafter provided. Notice of any adjourned meeting of the shareholders shall not be required to be given.

      SECTION 2.05. Quorum. At each meeting of the shareholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shares so represented at such meeting, or, in the absence of all the shareholders entitled to vote, any officer entitled to preside or to act as secretary at such meeting, may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The absence from any meeting of shareholders holding a sufficient number of shares required for action on any given matter shall not prevent action at such meeting upon any other matter or matters which properly come before the meeting, if shareholders holding a sufficient number of shares required for action on such other matter or matters shall be present. The shareholders present or represented at any duty organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 2.06 Voting. Each shareholder of the Corporation shall, whether the voting is by one or more classes voting separately or by two or more classes voting as one class, be entitled to one vote in person or by proxy for each share of the Corporation registered in the name of such shareholder on the books of the Corporation. The Corporation shall not vote directly or indirectly any shares held in its own name. Any vote of shares may be given by the shareholder entitled to vote such shares in person or by proxy appointed by an instrument in writing. At all meetings of the shareholders at which a quorum is present, all matters (except where other provision is made law or by these Bylaws) shall be decided by the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote thereat.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      SECTION 3.01. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and the Board shall have, and may exercise, all of the powers of the Corporation, except such as are conferred by these Bylaws upon the shareholders.

      SECTION 3.02. Number, Qualifications and Term of Office. The number of directors to constitute the Board of Directors shall be such number, not less than one (1) nor more than nine (9), as shall be fixed from time to time by the shareholders at any annual meeting or at any special meeting called for the purpose; provided, however, that between such meetings of shareholders the number so fixed may at any time be increased or decreased, subject to the above-specified limits, by the affirmative vote of a majority of the Board of Directors. Directors shall be elected by the shareholders at each annual meeting of shareholders, or at any special meeting held in place thereof, except as provided in this Article. Each director shall hold office until the next annual election of directors and until his successor shall have been duly elected and qualified, or until the death, resignation or removal of such directors in the manner herein provided. No director need be a shareholder.

      SECTION 3.03. Election of Directors. Subject to any provisions in the Certificate of Incorporation providing for cumulative voting, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors, and each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, for as many nominees as the number of directors fixed as constituting the Board of Directors and to cast for each such nominee as many votes as the number of shares which such shareholder is entitled to vote, without the right to cumulate such votes.

      SECTION 3.04 Quorum and Manner of Acting. A majority of the total number of directors at the time in office shall constitute a quorum for the transaction of business at any meeting and, except as otherwise provided by these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time without further notice until a quorum be had. The directors shall act only as a Board, and the individual directors shall have no power as such.

      SECTION 3.05. Place of Meetings. The Board of Directors may hold its meetings at any place within or without the State of Delaware as it may from time to time determine or shall be specified or fixed in the respective notices or waivers of notice thereof.

      SECTION 3.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which such election of directors was held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

      SECTION 3.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by vote determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

      SECTION 3.08. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or by not less than twenty-five percent (25%) of the members of the Board of Directors. Notice of each such meeting shall be given by, or at the order of, the Secretary or the person calling the meeting to each director by telephone or by mailing the same addressed to the director's residence or usual place of business, or personally by delivery or by telegraph, cable or telephone, at least two (2) days before the day on which the meeting is to be held. Every such notice shall describe, if by telephone notice, or if in writing, state the time and place of the meeting but need not state the purpose thereof except as otherwise in these Bylaws expressly provided.

      SECTION 3.09. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 3.10. Telephone Meetings. Meetings of the Board of Directors, regular or special, may be held by means of a telephone conference circuit and connection to such circuit shall constitute presence at such meeting.

      SECTION 3.11. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding shares entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for the purpose.

      SECTION 3.12. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 3.13. Vacancies. Subject to any provisions of the Certificate of Incorporation providing for cumulative voting, any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by a majority vote of the remaining directors then in office, though less than a quorum, at any regular meeting or special meeting, including the meeting at which any such vacancy may arise, or by the shareholders of the Corporation at the meeting at which any such vacancy may arise or the next annual meeting or any special meeting, and each director so elected shall hold office until the next annual election of directors, and until a successor shall have been duly elected and qualified, or until the death or resignation or removal of such director in the manner herein provided.

                                   ARTICLE IV
                               EXECUTIVE COMMITTEE

      SECTION 4.01. Appointment. The Board of Directors may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

      SECTION 4.02. Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, increasing the number of directors constituting the Board of Directors, filling any vacancies on the Board of Directors, removing or electing any officer of the Corporation or amending the Bylaws of the Corporation.

      SECTION 4.03. Tenure and Qualifications. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following designation and until a successor is designated as a member of the Executive Committee and is elected and qualified or until the death or resignation or removal of such member in the manner herein provided.

      SECTION 4.04. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than two (2) days' notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at such member's business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

      SECTION 4.05. Telephone Meetings. Meetings of the Executive Committee may be held by means of a telephone conference circuit shall constitute attendance at such meeting.

      SECTION 4.06. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee shall be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

      SECTION 4.07. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

      SECTION 4.08. Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by the Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 4.09. Procedure. The Executive Committee may elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                    ARTICLE V
                        WAIVER OF NOTICE: WRITTEN CONSENT

      SECTION 5.01. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders, Board of Directors or Executive Committee may be waived in writing by any shareholder or director either before or after such meeting. Attendance in person, or in case of a meeting of the shareholders, by proxy, at a meeting of the shareholders, Board of Directors or Executive Committee shall be deemed to constitute a waiver of notice thereof.

      SECTION 5.02. Written Consent of Shareholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all of the shareholders entitled to vote thereon, or their proxies, to the extent and in the manner permitted by the Delaware General Corporation Law, as amended from time to time.

      SECTION 5.03. Written Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of the Executive Committee, as the case may be. Such written consent shall be filed with the records of the Corporation.

                                   ARTICLE VI
                                    OFFICERS

      SECTION 6.01. Number. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time appoint, including one or more Assistant Secretaries and one or more Assistant Treasurers. One person may hold the offices and perform the duties of any two or more of said officers.

      SECTION 6.02. Election, Qualifications and Term of Office. Each officer shall be elected annually by the Board of Directors, or from time to time to fill any vacancy, and shall hold office until a successor shall have been duly elected and qualified, or until the death, resignation or removal of such officer in the manner hereinafter provided.

      SECTION 6.03. Removal. Any officer may be removed by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      SECTION 6.04. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

      SECTION 6.06. Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and shareholders. Subject to determination by the Board of Directors, the Chairman shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.

      SECTION 6.07. Vice Chairman of the Board. Whenever the Chairman of the board is unable to serve, by reason of sickness, absence, or otherwise, the Vice Chairman shall have the powers and perform the duties of the chairman of the board. The Vice Chairman shall have such other powers and perform such other duties as may be prescribed by the Chairman of the board, the board of directors or these By-laws.

      SECTION 6.08. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the Chairman of the board, the Chief Executive Officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policymaking officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

      SECTION 6.09. The President. The President shall have general and active management of the daily operations of the Corporation subject to the direction of the Board of Directors. In addition, the President shall perform such other duties and have such other responsibilities as the Board of Directors may from time to time determine.

      SECTION 6.10. The Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      SECTION 6.11. The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including the shareholders, the Board of Directors, Executive Committee and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned by the Board of Directors or the President.

      SECTION 6.12. The Assistant Secretaries. At the request, or in absence or disability, of the Secretary, the Assistant Secretary designated by the Secretary or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary.

      SECTION 6.13. The Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these Bylaws; disburse the funds of the Corporation under the general control of the Board of Directors, based upon proper vouchers for such disbursements; receive, and give receipts for, moneys due and payable to the corporation from any source whatsoever, render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the shareholders, if called upon to do so; and render such further statements to the Board of Directors and the President as they may respectively require concerning all transactions as Chief Financial Officer and Treasurer or the financial condition of the Corporation. The Chief Financial Officer and Treasurer shall also have charge of the books and records of account of the Corporation, which shall be kept at such office or offices of the Corporation as the Board of Directors shall from time to time designate; be responsible for the keeping of correct and adequate records of the assets, liabilities, business and transactions of the Corporation; at all reasonable times exhibit the books and records of account to any of the directors of the Corporation upon application at the office of the Corporation where such books and records are kept; be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Corporation kept under the direction of the Chief Financial Officer and Treasurer; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors or the President.

      SECTION 6.14. The Assistant Treasurers. At the request, or in the absence or disability, of the Treasurer, the Assistant Treasurer designated by the Treasurer or the Board of Directors shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer.

      SECTION 6.15. General Powers. Each officer shall, subject to these Bylaws, have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the respective office, and such duties and powers as the Board of Directors shall from time to time designate.

      SECTION 6.16. Bonding. Any officer, employee, agent or factor shall give such bond with such surety or sureties for the faithful performance of his or her duties as the Board of Directors may, from time to time, require.

                                   ARTICLE VII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Each person who at any time is, or shall have been, a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is, or was, a director, officer, employee or agent of the Corporation, or is or has served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the full extent permitted under the Delaware General Corporation Law, as from time to time amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                             EXECUTION OF DOCUMENTS

      SECTION 8.01. Contract, etc., How Executed. The Board of Directors may authorize any or officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

      SECTION 8.02. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE IX
                                BOOKS AND RECORDS

      SECTION 9.01. Place. The books and records of the Corporation, including the stock record books, shall be kept at such places within or without the State of Delaware, as may from time to time be determined by the Board of Directors.

      SECTION 9.02. Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed, and if any shareholder shall fail to designate such address, corporate notices may be served by mail directed to the shareholder's last known post office address, or by transmitting a notice thereof to such address by telegraph, cable, or telephone.

      SECTION 9.03. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                                    ARTICLE X
                            SHARES AND THEIR TRANSFER

      SECTION 10.01. Certificates of Shares. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chairman of the board, the chief executive officer or the president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

      SECTION 10.02. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

      SECTION 10.03. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 10.04. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      SECTION 10.05. Record. A record shall be kept of the name of the person, firm or corporation owning the shares of the Corporation issued, the number of shares represented by each certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

      SECTION 10.06. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                   ARTICLE XI
                                    DIVIDENDS

      Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE XII
                                      SEAL

      The Board of Directors may provide for a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the state and year of incorporation.

                                  ARTICLE XIII
                                   FISCAL YEAR

      Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the year or other fiscal period ending on the last day of December of each year.

                                   ARTICLE XIV
                                   AMENDMENTS

      Except as provided otherwise herein, all Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be adopted either by the vote of a majority of the outstanding shares of the Corporation entitled to vote in respect thereof, or by the vote of the Board of Directors, provided that in each case notice of the proposed alteration or repeal or of the proposed new Bylaws be included in the notice of the meeting at which such alteration, repeal or adoption is acted upon, and provided further that any such action by the Board of Directors may be changed by the shareholders, except that no such change shall affect the validity of any actions theretofore taken pursuant to the Bylaws as altered, repealed or adopted by the Board of Directors.

      If authorized by the Certificate of Incorporation, the adoption or amendment of a bylaw that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater. A bylaw that fixes a greater quorum or voting requirement for shareholders may not be adopted, amended or repealed by the Board of Directors.

      Action by the Board of Directors to adopt or amend a bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.